Exhibit 99.1

FINANCIAL STATEMENTS OF

BINOPTICS CORPORATION AND

ITS WHOLLY-OWNED SUBSIDIARY

BINOPTICS (HONG KONG) LIMITED

Years Ended

December 31, 2013 and 2012

INDEPENDENT AUDITOR’S REPORT

March 6, 2014

To the Board of Directors

BinOptics Corporation

Ithaca, New York 14850

We have audited the accompanying consolidated financial statements of BinOptics Corporation, which comprise the consolidated balance sheets as of December 31, 2013 and 2012 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

410 East Upland Road	28 North Main Street
Ithaca, New York 14850	Cortland, New York 13045
607-272-5550 / 607-273-6357 (Fax)		www.swcllp.com

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BinOptics Corporation, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Sciarabba Walker & Co., LLP

BINOPTICS CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31,

ASSETS

	2013	2012
CURRENT ASSETS:
Cash and cash equivalents	$3,018,356	$4,873,954
Accounts receivable	4,252,393	2,206,941
Inventory	7,113,905	5,126,023
Prepaid expenses and other current assets	80,887	55,469
Deferred tax asset - current portion	2,138,499	—

TOTAL CURRENT ASSETS	16,604,040	12,262,387

PROPERTY AND EQUIPMENT:
Clean room	877,051	721,806
Office equipment and computers	516,499	342,694
Construction in progress	1,119,841	552,048
Laboratory equipment	4,888,955	2,462,442

TOTAL PROPERTY AND EQUIPMENT	7,402,346	4,078,990
Less: accumulated depreciation	2,622,768	1,956,329

PROPERTY AND EQUIPMENT, net	4,779,578	2,122,661

OTHER ASSETS:
Loan origination fees (net of accumulated amortization of $67,686 and $63,371 in 2013 and 2012, respectively)	7,452	5,000
Patent application costs	271,260	211,573
Patents (net of accumulated amortization of $266,134 and $205,612 in 2013 and 2012, respectively)	664,698	692,776

TOTAL OTHER ASSETS	943,410	909,349

TOTAL ASSETS	$22,327,028	$15,294,397

See accompanying notes.

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2013	2012
CURRENT LIABILITIES:
Accounts payable	$2,461,533	$2,383,377
Accrued liabilities	350,854	433,154
Accrued interest	9,845	1,786
Accrued income tax	14,300	—
Current portion of capital leases	627,691	227,221
Current portion of long-term debt	458,333	—

TOTAL CURRENT LIABILITIES	3,922,556	3,045,538

ACCRUED RENT OBLIGATION	13,000	6,500

CAPITALIZED LEASES, net of current portion	1,439,443	445,711

LONG-TERM DEBT, net of current portion	1,041,667	—

DEFERRED TAX LIABILITY	638,499	—

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 446,000,000 shares authorized, and 39,322,786 shares outstanding at 2013, 439,000,000 shares authorized and 39,309,369 shares outstanding at 2012	39,323	39,309
Series 1 Preferred stock, $.01 par value, 185,000,000 shares authorized at 2013, 178,000,000 shares authorized at 2012, 176,558,115 shares outstanding at 2013 and 2012	1,765,581	1,765,581
Series 2 Preferred stock, $.01 par value, 178,000,000 shares authorized, 177,552,675 shares outstanding at 2013 and 2012	1,775,527	1,775,527
Additional paid in capital	46,579,629	46,470,877
Deficit	(34,888,197)	(38,254,646)

TOTAL STOCKHOLDERS’ EQUITY	15,271,863	11,796,648

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,327,028	$15,294,397

BINOPTICS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31,

	2013	2012

SALES, net	$19,305,098	$14,370,863
COST OF GOODS SOLD	11,314,456	10,723,044

GROSS PROFIT	7,990,642	3,647,819

RESEARCH AND DEVELOPMENT COSTS	2,705,148	2,356,088
SELLING AND ADMINISTRATIVE EXPENSES	3,253,434	2,822,536

INCOME (LOSS) FROM OPERATIONS	2,032,060	(1,530,805)

OTHER INCOME (EXPENSES):
Gain on sale of fixed assets	138	33,110
Loss on impairment of patent application costs	—	(32,202)
Interest income	192	3,612
Interest expense	(150,841)	(32,931)

TOTAL OTHER EXPENSES	(150,511)	(28,411)

INCOME (LOSS) BEFORE INCOME TAX	1,881,549	(1,559,216)

INCOME TAX BENEFIT (EXPENSE)	1,484,900	(1,100)

NET INCOME (LOSS)	$3,366,449	$(1,560,316)

See accompanying notes.

BINOPTICS CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the period January 1, 2012 to December 31, 2013

	Date of Transaction	Number of Common Shares	Number of Series 1 Preferred Shares	Number of Series 2 Preferred Shares

BEGINNING BALANCE JANUARY 1, 2012		39,302,078	176,558,115	131,127,420

Exercise of stock options ($.13 per share)	Jan-12	7,291	—	—
Sale of Series 2 Preferred Stock ($.09 per share)	Dec-12	—	—	46,425,255
Stock issuance costs		—	—	—
Stock option compensation		—	—	—
Net loss for the year ended December 31, 2012		—	—	—

ENDING BALANCE DECEMBER 31, 2012		39,309,369	176,558,115	177,552,675

Exercise of stock options ($.02 per share)	Jan-13	2,500	—	—
Exercise of stock options ($.02 per share)	Jun-13	500	—	—
Exercise of stock options ($.07 per share)	Sep-13	10,417	—	—
Stock issuance costs
Stock option compensation		—	—	—
Net loss for the year ended December 31, 2013		—	—	—

ENDING BALANCE DECEMBER 31, 2013		39,322,786	176,558,115	177,552,675

See accompanying notes.

Common Stock Amount	Series 1 Preferred Stock Amount	Series 2 Preferred Stock Amount	Additional Paid-in Capital	Deficit	Total

$39,302	$1,765,581	$1,311,274	$42,854,366	$(36,694,330)	9,276,193

7	—	—	942	—	949
—	—	464,253	3,535,747	—	4,000,000
—	—	—	(7,191)	—	(7,191)
—	—	—	87,013	—	87,013
—	—	—	—	(1,560,316)	(1,560,316)

$39,309	$1,765,581	$1,775,527	$46,470,877	$(38,254,646)	$11,796,648

3	—	—	47	—	50
1	—	—	9	—	10
10	—	—	719	—	729
			(23,009)		(23,009)
—	—	—	130,986	—	130,986
—	—	—	—	3,366,449	3,366,449

$39,323	$1,765,581	$1,775,527	$46,579,629	$(34,888,197)	$15,271,863

BINOPTICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,366,449	$(1,560,316)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Deferred income tax benefit	(1,500,000)	—
Depreciation and amortization	733,560	502,476
Gain on sale of equipment	(138)	(33,110)
Impairment loss on patent application costs	—	32,202
Employee stock option compensation	130,986	87,013
(Increase) decrease in assets:
Accounts receivable	(2,045,452)	(386,110)
Inventory	(1,987,882)	(1,884,308)
Prepaid expenses and other current assets	(25,418)	23,037
(Decrease) increase in liabilities:
Accounts payable	78,156	314,435
Accrued liabilities	(82,300)	(19,477)
Accrued interest	8,059	475
Accrued income tax	14,300	—
Accrued rent obligation	6,500	6,500

CASH USED IN OPERATING ACTIVITIES	(1,303,180)	(2,917,183)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from sale of equipment	—	8,650
Cash paid for purchases of fixed assets	(1,571,426)	(548,343)
Payment of loan origination fees	(6,766)	(5,000)
Payment of patent application costs	(92,131)	(95,175)

CASH USED IN INVESTING ACTIVITIES	(1,670,323)	(639,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	789	4,000,949
Payment of stock issuance costs	(23,009)	(7,191)
Proceeds from short-term debt	850,000	1,000,000
Proceeds from long-term debt	1,500,000	—
Principal payments on short-term debt	(850,000)	(1,000,000)
Principal payments on capital leases	(359,875)	(267,575)

CASH PROVIDED BY FINANCING ACTIVITIES	1,117,905	3,726,183

NET (DECREASE) INCREASE IN CASH	(1,855,598)	169,132
CASH, beginning of year	4,873,954	4,704,822

CASH, end of year	$3,018,356	$4,873,954

BINOPTICS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years Ended December 31,

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
	2013	2012
Cash paid during the year for:
Interest	$142,782	$32,456
Taxes	1,050	1,100

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITY:

During 2013 the Company entered into three equipment leases totaling $1,754,077. This amount has been excluded from the consolidated statement of cash flows.

During 2012 the Company entered into two equipment leases totaling $646,028. This amount has been excluded from the consolidated statement of cash flows.

BINOPTICS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1.	Nature of Business – BinOptics Corporation (the Company), a Delaware C Corporation, was incorporated on December 21, 2000. Principal operations began in January 2001. The Company was formed to address the component requirements for the very rapidly growing optics industry. The Company is focused on the development, manufacturing, and marketing of integrated optoelectronic components based on indium phosphide and other semiconductor materials.

BinOptics Corporation is the parent company and owns 100% of its subsidiary, BinOptics (Hong Kong) Limited, incorporated in Hong Kong on July 23, 2009.

2.	Principles of Consolidation – The consolidated financial statements include the accounts of BinOptics Corporation and its wholly owned subsidiary, BinOptics (Hong Kong) Limited. All significant intercompany accounts and transactions have been eliminated in the consolidated statements.

3.	Basis of Accounting – The Company’s financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles.

4.	Cash and Cash Equivalents – The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

5.	Accounts Receivable – The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

6.	Inventory – The Company’s inventory consists of the following:

	2013	2012

Raw materials	$3,162,438	$2,465,862
Finished goods	3,951,467	2,660,161

	$7,113,905	$5,126,023

Inventory is valued at the lower of cost or market using a specific identification method for wafers and gratings inventory and a first-in, first-out (FIFO) cost method for the remaining categories.

7.	Property and Equipment – Property and equipment is recorded at cost less depreciation. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. The depreciable lives for office equipment, computers, and laboratory equipment are primarily 5 to 7 years. The depreciable life of the clean room leasehold improvement is 39 years. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. Dispositions and abandonments are recorded at the time of the disposition. Depreciation expense for the years ending December 31, 2013 and 2012 was $668,724 and $444,094, respectively.

8.	Other Assets – Loan origination fees are being amortized on a straight-line basis over the terms of the loans, with range from 12 to 30 months. Patent application costs include professional and application fees related to attempting to obtain patents for technology used by the Company. Upon granting of a patent such costs are amortized on the straight-line basis over 15 years, assessed annually for impairment. If the patent application is unsuccessful, such costs are expensed in the period the application is denied or abandoned. During the years ended December 31, 2013 and 2012, the Company capitalized patent application costs of $92,131 and $95,175, respectively. The Company expensed $0 and $32,202 of costs associated with abandoned applications for years 2013 and 2012, respectively. Amortization expense for the years ending December 31, 2013 and 2012 was $64,836 and $58,382, respectively. Estimated aggregate amortization expense for the next 5 years is $61,400 annually.

9.	Research and Development Costs – Research and development costs are expensed in the year incurred.

10.	Income Taxes – The Company accounts for income taxes in accordance with Accounting for Income Taxes (ASC 740 Income Taxes). The guidance prescribes a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. Accounting for Income Taxes (ASC 740 Income Taxes) provides for a liability approach under which deferred income taxes are provided for based on enacted laws and rates applicable to the periods in which the taxes become payable. As described in Note G, the Company’s net deferred tax asset has been reduced to $1,500,000 through the use of a valuation allowance at December 31, 2013.

The Company evaluated its tax positions and concluded that all of the positions taken by the Company would more likely than not be sustained upon examination, based on the technical merits. The income tax returns of the Company for 2010, 2011, 2012 and 2013 are subject to examination by tax authorities, generally for three years after they were filed.

11.	Concentration of Credit Risk – The Company’s revenues are derived from sales to customers located worldwide. Concentration of credit risk with accounts receivable is normally limited, due to the nature of the Company’s customers.

During the course of the year, the Company will have cash on deposit with financial institutions, in excess of $250,000. All deposits up to that amount are insured by FDIC; however, any amounts exceeding $250,000 are uninsured. Cash balances in excess of FDIC limits were $2,503,904 at December 31, 2013.

12.	Concentration of Business Risk – In 2013, approximately 76 percent of total Company revenue was derived from five major customers and approximately 35 percent of all purchases were made from three vendors. All of the Company sales were made to customers located in foreign countries.

13.	Stock-Based Compensation – The Company is accounting for stock options under the provisions of ASC 718 Stock Compensation. For options granted in 2013 and 2012, compensation expense is recognized over the requisite service periods of the option agreements based on their fair value computed under an option-pricing model.

14.	Estimates and Assumptions – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Actual results could differ from these estimates.

15.	Reclassifications – Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to confirm with the presentation in the current-year financial statements.

B.	LINE OF CREDIT:

In November of 2011 the Company obtained a line of credit with a borrowing capacity of, at any point in time, the lesser of $2,500,000 or 85% of eligible accounts receivable, at an interest rate of overnight LIBOR plus 4%. The interest rate at December 31, 2013 was 4.125%. The line of credit had a zero balance at December 31, 2013 and 2012. The line is secured by all assets and intangibles (excluding intellectual property) owned by the Company.

C.	CAPITAL LEASE OBLIGATIONS:

The Company had the following capital leases at December 31:

	2013	2012

Lease payable with monthly payments of $1,066, including principal and interest at 11.62%. The lease was secured by test equipment and matured in July 2013.	$—	$7,181

Lease payable with monthly payments of $992 including principal and interest at 12.89%. The lease was secured by Newport Test Equipment and Logitech Wafer Bonder and matured in March 2013.	—	2,914

Lease payable with monthly installments of $2,040 including principal and interest at 11.15%. The lease was secured by Loomis Scriber/Cleaver and matured in November 2013.	—	17,534

Lease payable with monthly installments of $2,280 including principal and interest at 11.99%. The lease is secured by Laurier Die Sorter and matures in March 2014.	6,705	31,611

Lease payable with monthly installments of $3,901 including principal and interest at 7.06%. The lease is secured by various equipment and matures in December 2014.	45,074	87,083

Lease payable with monthly installments of $12,638 including principal and interest at 4.07%. The lease is secured by various equipment and matures in September 2016.	393,929	526,609

Lease payable with monthly installments of $22,425 including principal and interest at 4.28%. The lease is secured by various equipment and matures in August 2017.	911,675	—

Lease payable with monthly installments of $15,012 including principal and interest at 3.5% above 30-day LIBOR. The lease is secured by various equipment and matures in November 2017.	614,890	—

Lease payable with quarterly installments of $12,631 including principal and interest at 5.68%. The lease is secured by various equipment and matures in November 2015.	94,861	—

	2,067,134	672,932
Less: current portion	627,691	227,221

	$1,439,443	$445,711

Future minimum annual lease payments are as follows:

2014	$705,084
2015	651,400
2016	562,999
2017	342,810

2,262,293
Less: amount representing interest	195,159

Present value of minimum lease payments	$2,067,134

The net book value of assets held under capital lease obligations is as follows at December 31, 2013:

Office equipment	$38,996
Laboratory equipment	2,533,215
Leasehold improvements	191,244

2,763,455
Less: accumulated depreciation	463,795

$2,299,660

D.	LONG-TERM DEBT:

The Company’s long-term debt consists of the following at December 31:

	2013	2012
Loan with monthly interest only payments at 6.5% through January 2014; with monthly principal payments of $41,667 plus interest through January 2015; increasing to 10% per annum through July 2015, with a balloon payment of $791,667 due at that time. The loan is secured by various business assets of the Company.	$1,500,000	$—

	1,500,000	—
Less: current portion	458,333	—

	$1,041,667	$—

Future minimum annual lease payments are as follows:

2014	$458,333
2015	1,041,667

$1,500,000

E.	RELATED PARTY TRANSACTIONS:

The Company licensed four patents from Ulexus Corporation (Ulexus), a related party that is wholly-owned by an officer/shareholder of BinOptics Corporation. Since 2004, due to a Series B financing, these patents have been licensed directly from the Cornell Research Foundation and Ulexus is no longer a party to the licensing agreement. In conjunction with obtaining the use of these patents from Ulexus, the Company issued 100,000 shares of common stock to Ulexus. In the event that the Company obtains a fair market value equal to, or greater than, $200 million and again $1 billion, additional shares of common stock would be issuable to Ulexus based on the predetermined formula.

A managing member of Ithaca B&T Associates, LLC (formerly Nine Brown Road Associates, LLC), an entity from which the Company leases certain office and laboratory space, is a member of the BinOptics Corporation’s board. The annual rent and related charges paid under the terms of the lease for the years ended December 2013 and 2012 was $157,794 and $158,052, respectively.

For the years ended December 31, 2013 and 2012, consulting service fees in the amount of $91,500 and $88,000 were paid to a Board member, respectively. The Company also reimbursed the member for his out-of-pocket expenses in performing such consulting services.

F.	COMMITMENTS AND CONTINGENCIES:

The Company leases certain office and laboratory spaces under various operating leases. Rent expense for the year ending December 2013 and 2012 was $415,621 and $352,002, respectively.

Future minimum annual lease payments are as follows:

2014	$438,453
2015	413,707
2016	384,113
2017	161,497
2018	143,000
Thereafter	440,917

$1,981,687

G.	INCOME TAXES:

The net deferred tax asset at December 31, 2013 and 2012 is as follows:

	2013	2012
Total of all deferred tax assets	$12,931,169	$12,036,208
Total of all deferred tax liabilities	(638,622)	(348,983)
Total valuation of allowance	(10,792,547)	(11,687,225)

Net deferred tax asset	$1,500,000	$—

The primary types of temporary differences that create the deferrals are related to net operating loss carry forwards and federal and state tax credits. A valuation allowance was placed on the deferred tax assets in 2013 and 2012, due to uncertainty regarding the Company’s ability to realize all of the benefit from the assets.

The income tax provision consists of the following at December 31:

	2013	2012
Current tax expense:
Federal	$14,000	$—
State	1,100	1,100
Deferred tax benefit:
Federal	(1,500,000)	—
State	—	—

Tax benefit	$(1,484,900)	$1,100

The Company has approximately $37,120,000, $37,180,000, and $1,115,000 in net operating losses to offset future Federal, New York State, and California State taxable income, respectively. The net operating losses expire beginning in 2023 through 2033. The Company has approximately $1,514,000 and $450,000 in Federal and New York State tax credits to offset future income tax. The Federal credits expire beginning in 2022 through 2034, the New York State credits expire beginning in 2027 through 2032.

H.	PREFERRED STOCK:

On December 31, 2013 and 2012 the Company authorized the issuance of 363,000,000 shares and 356,000,000 shares of Preferred Stock, $0.01 par value per share, respectively. 185,000,000 shares are designated as Series 1 Convertible Preferred Stock (“Series 1 Preferred Stock”), and 178,000,000 shares are designated as Series 2 Convertible Preferred Stock (“Series 2 Preferred Stock”), at 2013 and 2012, respectively. The Series 1 Preferred Stock and Series 2 Preferred Stock are collectively referred to as the “New Preferred Stock”.

On August 31, 2011 the Company recapitalized its equity structure, cancelling all previously authorized and issued Series A, Series B, Series C, and Series D preferred stock (“Old Preferred Stock”) and re-issued either Common Stock or Series 1 Preferred Stock in its place. The securities issued in the recapitalization were dependent upon the existing shareholders participation in their pro-rata share of the Company’s initial $4,000,000 offering of Series 2 Preferred Stock. Fully participating holders of Series A, Series B, and Series C preferred stock converted their original investment plus a one-time liquidation preference into Series 1 Preferred stock, while holders of Series D preferred stock converted their original investment plus a 3 times liquidation preference into shares of Series 1 Preferred Stock of similar value. Partial or non-participation in the Company’s initial $4,000,000 offering of Series 2 Preferred Stock resulted in the conversion of the old Preferred Stock, including the above mentioned liquidation preference, into common stock based upon a ratio of their participation to their 100 percent pro-rata share.

The holders of the New Preferred Stock are entitled to such votes per share equal to the number of shares of common stock into which each share of New Preferred Stock are then convertible. The New Preferred Stock is convertible at any time, at the option of the holder. Initially, each share of New Preferred Stock is convertible into one share of common stock, but that conversion ratio will automatically adjust to account for, among other things, future issuances of certain classes of stock and the issue prices of such stock, and certain future dilution events, as defined. Upon election of the holders of shares of New Preferred Stock representing at least 55 percent of the votes represented by the outstanding shares of New Preferred Stock, and without payment of any additional consideration, all of the outstanding shares of New Preferred Stock shall be converted into common stock at the applicable conversion rate.

The holders of shares of Series 2 Preferred Stock, in preference to any other holders of Series 1 Preferred Stock or Common Stock, are entitled to receive noncumulative dividends at the rate of $0.0068928 (8%) per annum on each outstanding share of Series 2 Preferred Stock payable when and as declared by the Board of Directors. Following the payment of the Series 2 Preferred Stock dividend, holders of shares of Series 1 Preferred Stock, in preference to any holders of Common Stock, are entitled to receive noncumulative dividends at the rate of $0.0068928 (8%) per annum on each outstanding share of Series 1 Preferred Stock payable when and as declared by the Board of Directors. Following the payment of the foregoing dividends on the Series 1 and Series 2 Preferred Stock described above, the Corporation may, if declared by the Board of Directors, declare and distribute dividends or similar distributions among all holders of outstanding shares of Series 1 Preferred Stock, Series 2 Preferred Stock, and Common Stock pro rata based on the number of shares of Common Stock held by each, determined on an as-if converted basis. At December 31, 2013 and 2012 there were no dividends in arrears.

Additionally, each share of New Preferred Stock is automatically converted to common stock upon the completion of a qualified public offering with minimum price per share of common stock of not less than $0.4308, appropriately adjusted for stock splits and stock dividends, that yields the Company gross proceeds of not less than $30 million, and the Common Stock is traded on either the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market.

In the event of a voluntary or involuntary liquidation, dissolution, winding-up of the Company, consolidation or merger of the Company, or sale of a majority of its assets, the Series 2 Preferred Stockholders would be entitled to a preferred distribution equal to their liquidation preference (Series 2 Preference) prior to any distribution of assets to holders of Common Stock or Series 1 Preferred stock. The Series 2 Preference is equal to 100% of the original purchase price ($0.08616; as adjusted appropriately for subsequent stock dividends, stock splits, combinations, recapitalizations and the like) plus an amount equal to all declared and unpaid dividends on Series 2 Preferred Stock, if any. Once the Series 2 Preference is satisfied, the Series 1 Preferred Stockholders would be entitled to a preferred distribution equal to their liquidation preference (Series 1 Preference) prior to any distribution of assets to holders of Common Stock. The Series 1 Preference is equal to 150% of the original purchase price ($0.12924; as adjusted appropriately for subsequent stock dividends, stock splits, combinations, recapitalizations and the like) plus an amount equal to all declared and unpaid dividends on Series 1 Preferred Stock, if any. Once the Series 2 Preference Amount and Series 1 Preference Amount are satisfied, the remaining assets of the Company legally available for distribution are to be distributed among the common stockholders and the New Preferred Stockholders on a pro rata basis on an as-converted-into-common-stock basis.

On August 31, 2011 the Company issued 176,558,115 shares of Series 1 Preferred Stock and 33,849,508 shares of Common Stock as a result of cancelling 8,099,999 shares of Series A Convertible Preferred Stock, 26,476,049 shares of Series B Convertible Preferred Stock, 31,627,912 shares of Series C Convertible Preferred Stock, and 8,139,535 shares of Series D Convertible Preferred Stock. The Company also issued 998,142 warrants to purchase Series 1 Preferred Stock for $0.01 per share as a result of cancelling 200,000 warrants to purchase Series D Convertible Preferred Stock. The Company issued 86,552,568 shares of Series 2 Preferred Stock at $0.08616 per share, and 18,206 warrants to purchase Series 2 Preferred Stock for $0.01 per share, by converting a total of $4,802,187 of subordinated convertible promissory notes received in 2010 and 2011 plus accrued interest of $347,257, converting $800,000 of Bridge Notes Payable received in 2011 plus accrued interest of $6,222, and receiving $1,359,430 of net cash proceeds.

In November 2011 the Company received shareholder approval for the issuance of an additional 38,881,149 shares of Series 2 Preferred Stock at $0.08616 per share for total net proceeds of $3,350,000.

In December 2011 the Company received shareholder approval for the issuance of an additional 5,693,703 shares of Series 2 Preferred Stock at $0.08616 per share for total net proceeds of $490,569.

In December 2012 the Company received shareholder approval for the issuance of an additional 46,425,255 shares of Series 2 Preferred Stock at $0.08616 per share for total net proceeds of $4,000,000.

I.	WARRANTS:

At December 31, 2013 the following warrants were outstanding:

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund II, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund II, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund II, LLC to purchase 249,535 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund III, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund III, LLC to purchase 124,768 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated October 6, 2009, issued to Enhanced Capital New York Fund III, LLC to purchase 249,535 shares of Series 1 Preferred Stock for a price of $0.01 per share. The warrant expires on October 6, 2019.

•	A warrant dated August 31, 2011, issued to Draper Fisher Jurvetson Fund VII, L.P. to purchase 17,478 shares of Series 2 Preferred Stock for a price of $0.01 per share. The warrant expires on August 31, 2021.

•	A warrant dated August 31, 2011, issued to Draper Associates Riskmasters Fund, LLC to purchase 473 shares of Series 2 Preferred Stock for a price of $0.01 per share. The warrant expires on August 31, 2021.

•	A warrant dated August 31, 2011, issued to Draper Fisher Jurvetson Partners VII, LLC to purchase 255 shares of Series 2 Preferred Stock for a price of $0.01 per share. The warrant expires on August 31, 2021.

J.	STOCK OPTION PLAN:

Under the Company’s 2007 Stock Option Plan (the Plan), the Company, at the discretion of the plan administrator, may issue incentive stock options, nonqualified stock options, and stock purchase rights for shares of the Company’s common stock. All employees, directors, consultants, and independent contractors of the Company shall be eligible. The plan administrator may, in its discretion, determine restrictions and conditions on the exercisability of the stock options and stock purchase rights. No option shall be exercisable after expiration of ten years from the date it was granted. The Plan was amended effective June 2012, to increase the number of shares of common stock reserved for issuance under the Plan from 19,100,000 to 43,100,000. At December 31, 2013, 2,346,077 shares were available for grant of options as determined by the plan administrator.

The price of common stock covered by any option granted under the Plan shall be determined by the plan administrator at the time such option is granted; provided, however, that in the case of incentive stock options the option price shall not be less than the fair market value of the common stock on the date of grant. No options have been granted for less than 100% of the fair market value of common shares at the date of option grant.

Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. The offeree will be informed, in writing, of the terms, conditions, and restrictions relating to the offer, including the number of shares of common stock that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept the offer. The Company has a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason. The repurchase option shall lapse at such rate as the plan administrator may determine in its sole and absolute discretion. There were no grants of stock purchase rights during 2013.

The Company’s calculation for the employee grants under its stock-based compensation arrangements was made using the Black-Scholes-Merton model using the following assumptions:

	2013	2012
Dividend yield	0%	0%
Volatility	61.38%	65.87%
Discount rate	2.00%	2.50%
Expected life	6 years	6 years
Fair value of common stock per share	$0.015	$0.02

Total compensation cost related to nonvested awards not yet recognized is $189,162 as of December 31, 2013. It is expected to be recognized over the weighted-average period of 2.46 years.

A summary of the status of the Company’s stock option plan as of December 31, 2013 is presented below:

Fixed Options	Shares	Weighted Average Exercise Price
January 01, 2012	6,136,428	$0.10
Granted	34,182,200	$0.02
Exercised	(7,291)	$0.13
Expired	—
Forfeited	(137,333)	$0.05

December 31, 2012	40,174,004	$0.03
Granted	686,917	$0.02
Exercised	(13,417)	$0.05
Expired	(40,000)	$0.10
Forfeited	(216,333)	$0.02

December 31, 2013	40,591,171	$0.03

Exercisable:
December 31, 2013	21,361,287

Weighted average fair value of options granted in 2013	$0.0078

Information regarding fixed stock options outstanding at December 31, 2013 is presented below:

	Outstanding Options	Exercisable Options
Range of exercise prices	$0.02 to $0.13	$0.02 to $0.13
Weighted-average remaining contractual life	7.93

K.	NON-STATUTORY STOCK OPTIONS

During the 2013 the Company issued non-statutory stock options for shares of Series 1 Convertible Preferred Stock to two Board members, in consideration for their services on the Board. The total number of options outstanding as of December 31, 2013 was 6,963,788. The total number of options exercisable at December 31, 2013 was 4,642,525. The remaining options vest quarterly over the next two years. The exercise price of the options is $0.08616 and the expiration date is February, 2023. The fair value of the options at the grant date was estimate at $0.0016. The Company recognized $7,500 of compensation cost related to options vested as of December 31, 2013 Total compensation cost related to nonvested options not yet recognized is $3,700 as of December 31, 2013.

L.	RETIREMENT PLAN:

All employees are eligible to participate in the defined contribution retirement plan. The Company matches 100% of the first 3% of contributions, and 50% of the next 2% of contributions to the Plan. Company contributions to the plan totaled $127,506 and $114,777 in 2013 and 2012, respectively.

M.	CHANGE IN ACCOUNTING PRINCIPLE:

On December 31, 2012, the Company elected to change its inventory valuation method for wafers and gratings inventory from the first-in, first-out (FIFO) method to specific identification method. The new method of accounting for inventory was adopted because management believes the specific identification method provides a more meaningful presentation of its financial position as it results in a better matching of current costs with current revenues. It was impracticable to determine the cumulative effect of this accounting change and the retroactive application of the specific identification method to prior years, because the Company’s accounting records do not provide sufficient information to apply the new method. As a result, the effect of the change has been applied prospectively in 2012.

N.	SUBSEQUENT EVENTS:

Management has evaluated subsequent events through March 6, 2014 the date the financial statements were available.